Exhibit 99.1

FOR IMMEDIATE RELEASE
Tekelec Announces Q2 2009 Results
Delivers strong quarterly revenues and earnings, orders in line with guidance
•	Q2 Orders of $104.7 million;

•	Q2 Revenues of $114.2 million;

•	Q2 GAAP Gross Margin of 67%, and non-GAAP Gross Margin of 68% (as reconciled below);

•	Q2 GAAP Operating Margin of 17%, and non-GAAP Operating Margin of 22% (as reconciled below);

•	Q2 GAAP Diluted EPS from Continuing Operations of $0.14 per share;

•	Q2 Non-GAAP Diluted EPS from Continuing Operations of $0.25 per share (as reconciled below);
Morrisville, N.C. August 5, 2009 — Tekelec (“the Company”), (NASDAQ: TKLC), the network signaling, mobile messaging and performance management company, today announced its earnings for the second quarter of 2009.
2009 Second Quarter Results from Continuing Operations
Revenue from continuing operations for the second quarter of 2009 was $114.2 million, down 2% compared to $116.4 million for the second quarter of 2008. The Company had orders of $104.7 million for the quarter, down 15% from $122.9 million for the second quarter of 2008. As of June 30, 2009, backlog was $353.3 million compared to $359.3 million as of March 31, 2009 and $387.6 million as of June 30, 2008.
On a GAAP basis, the Company reported income from continuing operations and consolidated net income for the second quarter of 2009 of $9.8 million, or $0.14 per diluted share, with the earnings per share down 36% compared to $15.3 million, or $0.22 per diluted share, for the second quarter of 2008. The second quarter 2009 GAAP results include a non-cash impairment charge of $2.8 million, or $0.04 per diluted share related to a decline in the fair value of the equity interest in Genband, a privately held investment. The second quarter of 2008 results included a one-time tax benefit of $3.7 million, or $0.05 per diluted share resulting from the utilization of certain capital losses generated by the sale of our Switching business. GAAP operating margins from continuing operations were 17% for the second quarter of 2009 and 13% for the second quarter of 2008.
Corporate Office: 5200 Paramount Parkway, Morrisville, N.C. 27560 • Tel 919.460.5500 • Fax 919.460.0877

On a non-GAAP basis, net income from continuing operations and consolidated net income for the second quarter of 2009 was $16.8 million, or $0.25 per diluted share, with the earnings per share up 9% compared to $15.7 million, or $0.23 per diluted share, for the second quarter of 2008. Non-GAAP operating margins from continuing operations for the second quarter of 2009 were 22% compared with 17% for the second quarter of 2008. Please refer to the attached financial statement schedules for a reconciliation of the Company’s GAAP operating results to its non-GAAP operating results.
Frank Plastina, Tekelec’s president and chief executive officer, stated, “In the second quarter Tekelec continued to achieve solid operating results with strong revenues and operating margins despite a challenging economic backdrop around the world. Our orders in the first half of the year were consistent with our expectations and we continue to expect our orders to strengthen in the second half of the year. We generated operating margins of 22% on a non-GAAP basis in the second quarter while continuing to aggressively invest in new products.”
Year-to-Date Results from Continuing Operations
For the first six months of 2009, revenue from continuing operations was $230.8 million, down 2% compared to $234.7 million for the first six months of 2008. For the first six months of 2009, the Company had orders from continuing operations of $172.7 million, down 16% compared to $205.3 million for the first six months of 2008.
On a GAAP basis, the Company reported income from continuing operations for the first six months of 2009 of $22.1 million, or $0.33 per diluted share, with the earnings per share down 15% compared to $27.2 million, or $0.39 per diluted share, for the first six months of 2008. The GAAP results for the first six months of 2009 include a non-cash impairment charge of $2.8 million, or $0.04 per diluted share related to a decline in the fair value of the equity interest in Genband, a privately held investment. The GAAP results for the first six months of 2008 included a one-time tax benefit of $3.7 million, or $0.05 per diluted share resulting from the utilization of certain capital losses generated by the sale of our Switching business. GAAP operating margins from continuing operations were 16% and 14% for the six months ended June 30, 2009 and 2008, respectively.
On a non-GAAP basis, net income from continuing operations for the first six months of 2009 was $32.8 million, or $0.49 per diluted share, with the earnings per share up 2%, compared to $34.0 million, or $0.48 per diluted share, for the first six months of 2008. Non-GAAP operating margins from continuing operations for the first six months of 2009 were 21% as compared with 19% for the first six months of 2008. Please refer to the attached financial statement schedules for a reconciliation of the Company’s GAAP financial measures and operating results to its non-GAAP financial measures and operating results.
Balance Sheet and Liquidity
As of June 30, 2009, the Company’s consolidated cash and cash equivalents totaled $242.9 million, compared to $231.6 million at March 31, 2009. Cash flows from continuing operations were $12.2 million for the second quarter of 2009, compared to $18.5 million for the second quarter of 2008. Working capital at June 30, 2009 was $358.5 million, compared to $233.8 million at March 31, 2009, with the increase due primarily to the reclassification of $87.3 million of auction rate securities and the related Put right of $14.6 million from long-term in the prior quarter to short-term in the current quarter.
2009 Full Year Guidance
For the full year 2009, we continue to believe that our full year 2009 order entry will range between $420 million and $460 million and gross margins will range between 65% and 67%. Based on year-to-date results and current expectations for the remainder of the year, we are raising the lower end of the guidance for revenues and non-GAAP Diluted EPS. We now expect full year revenues to range between $450 million and $460 million and non-GAAP Diluted EPS to range between $0.90 and $0.95 cents per share. We expect GAAP Diluted EPS to range between $0.63 to $0.68 cents per share. See table below for reconciliation of GAAP to non-GAAP measures.

2009 Guidance
Orders	$420M - $460M
Revenues	$450M - $460M
Non-GAAP GM %	65% - 67% *
GAAP Diluted EPS	$0.63 - $0.68
Non-GAAP Diluted EPS	$0.90 - $0.95 *

* Excludes $14.2M of estimated stock-based compensation expense, $8.2M of estimated amortization of purchased technology and acquisition-related expenses, and a $2.8M impairment charge related to the decline in fair value of the equity interest in Genband, a privately held investment, (net of associated tax impact of approximately $6.7M) which are included in GAAP EPS. These Non-GAAP adjustments after tax represent approximately $0.27 per share. Of these amounts, approximately $7.0M would increase Non-GAAP cost of sales and reduce the Non-GAAP gross margin.
“Live” Webcast and Replay
Tekelec will host a live webcast of its conference call on Wednesday, August 5, 2009 at 8:00 a.m. EDT for its management to discuss second quarter 2009 results and certain forward-looking information concerning management’s outlook for the business. To access the webcast, visit Tekelec’s web site located at www.tekelec.com, enter the Investor Relations section and click on the webcast icon. A webcast replay will be available at approximately 11:00 a.m. EDT on Wednesday, August 5, 2009, and for 90 days thereafter. The Company also plans to provide on its web site prior to the commencement of the call certain GAAP and non-GAAP information (including GAAP to non-GAAP reconciliations) for the second quarters of 2009 and 2008 and to discuss during this call certain forward-looking information concerning management’s outlook for the business.
Telephone Replay
A telephone replay of the call will also be available for one week after the live webcast by calling either (800) 642-1687 or (706) 645-9291, and entering the conference ID # 19458335.
Non-GAAP Information
Certain non-GAAP financial measures are included in this press release, including a full non-GAAP statement of operations. In the calculation of these measures, Tekelec generally excludes certain items such as amortization of acquired intangibles, restructuring and other charges, non-cash stock-based compensation charges, and unusual, non-recurring gains and charges. Tekelec believes that excluding such items provides investors and management with a representation of the Company’s core operating performance and with information useful in assessing its prospects for the future and underlying trends in Tekelec’s operating expenditures and continuing operations. Management uses such non-GAAP measures and the non-GAAP statements of operations to (i) evaluate financial results, (ii) manage the Company’s operations, and (iii) establish operational goals. Further, each of the individual non-GAAP measures within the non-GAAP statement of operations and the non-GAAP statement of operations itself are utilized by the Company’s management and board of directors to assist in determining incentive compensation and evaluating key trends within the business. In addition, since the Company has historically reported non-GAAP measures to the investment community, the Company believes the inclusion of this information provides consistency in our financial reporting. The release and the attachments to this release provide a reconciliation of each of the non-GAAP measures, including those included in the full non-GAAP statement of operations, referred to in this release to the most directly comparable GAAP measure. The non-GAAP financial measures are not meant to be considered a substitute for the corresponding GAAP financial measures.
FORWARD-LOOKING STATEMENTS
Certain statements made in this press release are forward looking, reflect the Company’s current intent, belief or expectations and involve certain risks and uncertainties. The Company’s actual future performance may differ materially from such expectations as a result of important risk factors, which include, in addition to those identified in the Company’s 2008 Form 10-K, 2009 First and Second Quarter Form 10-Q and its other filings with the Securities and Exchange Commission, the effect of the current or escalating economic crisis including the impact of credit availability and currency fluctuations on overall capital spending by our customers, the current or further detrimental changes in general economic, social, or political conditions in the countries in which we operate, the timeliness and functional competitiveness of our product releases, the timing of our recognition of revenues and changes to the accounting rules related thereto, our ability to maintain OEM, partner, and vendor support and supply relationships, business interruptions at the Company, its suppliers or customers resulting from the recent or subsequent flu pandemics, our ability to compete with other manufacturers that have lower cost bases than ours and/or are partially supported by foreign governments or employ other unfair trade practices, our ability to integrate acquisitions, our ability to protect intellectual property rights or the risk of infringing and litigating with others regarding their intellectual property rights, and changes in the market price of the Company’s common stock. The Company undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.
About Tekelec
Tekelec, a global leader in core multimedia session control and network intelligence, ensures scalable, secure and highly available communications. The company’s market-leading signaling solutions enable the interworking of different network applications, technologies and protocols, providing a smooth transition to next-generation networks. Tekelec has more than 20 offices around the world serving customers in more than 100 countries, with corporate headquarters located near Research Triangle Park in Morrisville, N.C., U.S.A. For more information, please visit www.tekelec.com.
Investor Contacts:
Mike Gallentine
Director of Investor Relations
919-461-6825 office
Michael.Gallentine@tekelec.com
Press Contacts:
Joanne Latham
Director, Marketing Communications
919-653-9655 office
Joanne.Latham@tekelec.com

TEKELEC
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS(1)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008

		(Thousands, except per share data)

Revenues	$114,183	$116,422	$230,841	$234,665
Cost of sales:
Cost of goods sold	36,364	42,392	76,713	82,338
Amortization of purchased technology	1,515	587	3,032	1,174

Total cost of sales	37,879	42,979	79,745	83,512

Gross profit	76,304	73,443	151,096	151,153

Operating expenses:
Research and development	25,551	26,216	51,403	50,624
Sales and marketing	17,110	18,906	34,406	37,110
General and administrative	13,717	12,948	27,140	27,205
Restructuring and other	—	293	—	243
Acquired in-process research and development	—	—	—	2,690
Amortization of intangible assets	315	109	633	218

Total operating expenses	56,693	58,472	113,582	118,090

Income from operations	19,611	14,971	37,514	33,063

Other income (expense), net:
Interest income	264	2,295	634	5,576
Interest expense	(57)	(779)	(112)	(1,911)
Impairment of investment in privately-held company	(2,758)	—	(2,758)	—
Loss on sale of investments	—	—	—	(2)
Unrealized gain on ARS portfolio and Put right, net	321	—	1,435	—
Other, net	(402)	(990)	(1,820)	(1,506)

Total other income (expense), net	(2,632)	526	(2,621)	2,157

Income from continuing operations before provision for income taxes	16,979	15,497	34,893	35,220
Provision for income taxes	7,226	179	12,775	8,039

Income from continuing operations	9,753	15,318	22,118	27,181
Income from discontinued operations, net of taxes	—	—	—	1,618

Net income	$9,753	$15,318	$22,118	$28,799

Earnings per share from continuing operations:
Basic	$0.15	$0.23	$0.33	$0.41
Diluted	0.14	0.22	0.33	0.39

Earnings per share from discontinued operations:
Basic	$—	$—	$—	$0.02
Diluted	—	—	—	0.02

Earnings per share:
Basic	$0.15	$0.23	$0.33	$0.43
Diluted	0.14	0.22	0.33	0.41

Weighted average number of shares outstanding-continuing operations:
Basic	66,744	65,638	66,514	66,578
Diluted	67,502	71,953	67,185	73,076

Weighted average number of shares outstanding:
Basic	66,744	65,638	66,514	66,578
Diluted	67,502	71,953	67,185	73,076

(1)	We operate under a thirteen-week calendar quarter. For financial statement presentation purposes, the reporting periods are referred to as ended on the last day of the calendar quarter. The accompanying Unaudited Condensed Consolidated Statements of Operations are for the thirteen and twenty-six weeks ended July 3, 2009 and June 27, 2008.

TEKELEC
UNAUDITED NON-GAAP STATEMENTS OF OPERATIONS FOR CONTINUING OPERATIONS (1)(3)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008

		(Thousands, except per share data)

Revenues	$114,183	$116,422	$230,841	$234,665
Cost of sales:
Cost of goods sold	36,092	42,062	76,215	81,637

Gross profit	78,091	74,360	154,626	153,028

Research and development	24,821	25,436	49,916	49,035
Sales and marketing	16,314	18,227	32,870	35,684
General and administrative	11,634	11,132	23,248	22,921

Total operating expenses	52,769	54,795	106,034	107,640

Income from operations	25,322	19,565	48,592	45,388
Interest and other income, net	126	526	137	2,157

Income from continuing operations before provision for income taxes	25,448	20,091	48,729	47,545
Provision for income taxes (2)	8,643	4,392	15,886	13,589

Net income from continuing operations	$16,805	$15,699	$32,843	$33,956

Earnings per share:
Basic	$0.25	$0.24	$0.49	$0.51
Diluted	0.25	0.23	0.49	0.48

Weighted average number of shares outstanding:
Basic	66,744	65,638	66,514	66,578
Diluted	67,502	71,953	67,185	73,076

(1)	Please refer to the attached reconciliations of the GAAP Statements of Operations to the above Non-GAAP Statements of Operations.

(2)	The above Non-GAAP Statements of Operations assume non-GAAP effective income tax rates of 34.0% and 21.9% for the three months ended June 30, 2009 and 2008, respectively. The above Non-GAAP Statements of Operations assume non-GAAP effective income tax rates of 32.6% and 28.6% for the six months ended June 30, 2009 and 2008, respectively.

(3)	We operate under a thirteen-week calendar quarter. For financial statement presentation purposes, the reporting periods are referred to as ended on the last day of the calendar quarter. The accompanying Unaudited Non-GAAP Statements of Operations for Continuing Operations are for the thirteen and twenty-six weeks ended July 3, 2009 and June 27, 2008.

TEKELEC
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,(1)	December 31,
	2009	2008
	(Thousands, except share data)

ASSETS

Current assets:
Cash and cash equivalents	$242,905	$209,441
Trading securities, at fair value	87,296	—
Put right, at fair value	14,575	—
Accounts receivable, net	126,996	171,630
Income taxes receivable	777	—
Inventories	30,705	23,704
Deferred income taxes	41,952	44,253
Deferred costs and prepaid commissions	45,810	56,588
Prepaid expenses and other current assets	9,666	11,061

Total current assets	600,682	516,677

Long-term trading securities, at fair value	—	87,198
Put right, at fair value	—	18,738
Property and equipment, net	37,473	34,904
Investments in privately held companies	19,539	22,297
Deferred income taxes, net	66,341	71,287
Other assets	1,371	1,415
Goodwill	41,614	41,741
Intangible assets, net	34,207	37,703

Total assets	$801,227	$831,960

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$29,370	$25,308
Accrued expenses	25,362	30,723
Accrued compensation and related expenses	27,028	40,953
Current portion of deferred revenues	160,416	201,838
Income taxes payable	—	7,300
Liabilities of discontinued operations	—	184

Total current liabilities	242,176	306,306

Deferred income taxes	6,026	7,071
Long-term portion of deferred revenues	7,104	7,591
Other long-term liabilities	7,079	6,146

Total liabilities	262,385	327,114

Commitments and Contingencies

Shareholders’ equity:
Common stock, without par value, 200,000,000 shares authorized; 66,972,524 and 66,139,690 shares issued and outstanding, respectively	320,997	309,550
Retained earnings	216,536	194,418
Accumulated other comprehensive income	1,309	878

Total shareholders’ equity	538,842	504,846

Total liabilities and shareholders’ equity	$801,227	$831,960

(1)	We operate under a thirteen-week calendar quarter. For financial statement presentation purposes, the reporting periods are referred to as ended on the last day of the calendar quarter. The accompanying Unaudited Condensed Consolidated Balance Sheet is as of July 3, 2009.

TEKELEC
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,(1)
	2009	2008
	(Thousands)
Cash flows from operating activities:
Net income	$22,118	$28,799
Adjustments to reconcile net income to net cash provided by operating activities:
Income from discontinued operations	—	(1,618)
Loss on sale of investments	—	2
Impairment of investment in privately-held company	2,758	—
Unrealized gain on ARS portfolio and Put right, net	(1,435)	—
Provision for (recovery of) doubtful accounts and sales returns	185	(84)
Provision for warranty	5,000	2,800
Inventory write downs	1,207	3,223
Loss on disposals of fixed assets	54	279
Depreciation	9,358	8,465
Amortization of intangibles	3,665	1,392
Amortization, other	375	487
Acquired in-process research and development	—	2,690
Deferred income taxes	5,877	(12,920)
Stock-based compensation	6,973	6,517
Excess tax benefits from stock-based compensation	(544)	(1,234)
Changes in operating assets and liabilities:
Accounts receivable	46,101	5,105
Inventories	(8,168)	(4,562)
Deferred costs	11,133	(1,512)
Prepaid expenses and other assets	1,219	4,416
Accounts payable	3,947	(16,627)
Accrued expenses	(10,663)	4,813
Accrued compensation and related expenses	(15,879)	(7,281)
Deferred revenues	(43,858)	17,441
Income taxes receivable/payable	(6,502)	16,340

Total adjustments	10,803	28,132

Net cash provided by operating activities — continuing operations	32,921	56,931
Net cash used in operating activities — discontinued operations	(184)	(1,767)

Net cash provided by operating activities	32,737	55,164

Cash flows from investing activities:
Proceeds from sales and maturities of investments	5,500	772,583
Purchases of investments	—	(584,524)
Payments related to acquired in-process research and development	—	(2,690)
Purchases of property and equipment	(12,138)	(10,441)
Other non-operating assets	—	(71)

Net cash provided by (used in) investing activities	(6,638)	174,857

Cash flows from financing activities:
Repayment of convertible debt	—	(125,000)
Repurchase of common stock	—	(33,700)
Proceeds from issuance of common stock	5,987	9,547
Excess tax benefits from stock-based compensation	544	1,234

Net cash provided by (used in) financing activities	6,531	(147,919)

Effect of exchange rate changes on cash	834	491

Net change in cash and cash equivalents	33,464	82,593
Cash and cash equivalents, beginning of period	209,441	105,550

Cash and cash equivalents, end of period	$242,905	$188,143

(1)	We operate under a thirteen-week calendar quarter. For financial statement presentation purposes, the reporting periods are referred to as ended on the last day of the calendar quarter. The accompanying Unaudited Condensed Consolidated Statements of Cash Flows are for the twenty-six weeks ended July 3, 2009 and June 27, 2008.

TEKELEC
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
UNAUDITED IMPACT OF NON-GAAP ADJUSTMENTS ON NET INCOME

	Three Months Ended June 30, 2009(6)

	(Thousands, except per share data)

	GAAP			Non-GAAP
	Continuing			Continuing
	Operations	Adjustments		Operations

Revenues	$114,183	$—		$114,183
Cost of sales:
Cost of goods sold	36,364	(272	)(1)	36,092
Amortization of purchased technology	1,515	(1,515	)(2)	—

Total cost of sales	37,879	(1,787)		36,092

Gross profit	76,304	1,787		78,091

Operating Expenses:
Research and development	25,551	(510	)(1)	24,821
		(220	)(3)

Sales and marketing	17,110	(796	)(1)	16,314
General and administrative	13,717	(2,083	)(1)	11,634
Amortization of intangible assets	315	(315	)(2)	—

Total operating expenses	56,693	(3,924)		52,769

Income from operations	19,611	5,711		25,322

Interest and other income, net	(2,632)	2,758	(4)	126

Income from continuing operations before provision for income taxes	16,979	8,469		25,448

Provision for income taxes	7,226	1,417	(5)	8,643

Net income from continuing operations	$9,753	$7,052		$16,805

Earnings per share:
Basic	$0.15			$0.25
Diluted	$0.14			$0.25

Weighted average number of shares outstanding:
Basic	66,744			66,744
Diluted	67,502			67,502

(1)	The adjustments represent stock-based compensation expense recognized related to awards of stock options, restricted stock or restricted stock units and stock appreciation rights granted under our equity incentive plans and stock purchase rights granted under our employee stock purchase plan.

(2)	The adjustments represent the amortization of purchased technology and other intangibles related to the acquisitions of Steleus, iptelorg and mBalance.

(3)	The adjustment represents consideration payable to Estacado that is contingent upon the continued employment of certain former Estacado employees by Tekelec.

(4)	The adjustment represents an impairment charge as a result of a decline in the estimated fair value as compared to historical cost for one of our investments in privately held companies.

(5)	The adjustment represents the income tax effect of footnotes (1), (2), (3) and (4) in order to reflect our non-GAAP effective tax rate.

(6)	We operate under a thirteen-week calendar quarter. For financial statement presentation purposes, the reporting periods are referred to as ended on the last day of the calendar quarter. The accompanying schedule of Unaudited Impact of Non-GAAP Adjustments on Net Income is for the thirteen weeks ended July 3, 2009.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
UNAUDITED IMPACT OF NON-GAAP ADJUSTMENTS ON NET INCOME

	Six Months Ended June 30, 2009(6)

	(Thousands, except per share data)

	GAAP			Non-GAAP
	Continuing			Continuing
	Operations	Adjustments		Operations

Revenues	$230,841	$—		$230,841
Cost of sales:
Cost of goods sold	76,713	(498	)(1)	76,215
Amortization of purchased technology	3,032	(3,032	)(2)	—

Total cost of sales	79,745	(3,530)		76,215

Gross profit	151,096	3,530		154,626

Operating Expenses:
Research and development	51,403	(1,047	)(1)	49,916
		(440	)(3)
Sales and marketing	34,406	(1,536	)(1)	32,870
General and administrative	27,140	(3,892	)(1)	23,248
Amortization of intangible assets	633	(633	)(2)	—

Total operating expenses	113,582	(7,548)		106,034

Income from operations	37,514	11,078		48,592

Interest and other income, net	(2,621)	2,758	(4)	137

Income from continuing operations before provision for income taxes	34,893	13,836		48,729

Provision for income taxes	12,775	3,111	(5)	15,886

Net income from continuing operations	$22,118	$10,725		$32,843

Earnings per share:
Basic	$0.33			$0.49
Diluted	$0.33			$0.49

Weighted average number of shares outstanding:
Basic	66,514			66,514
Diluted	67,185			67,185

(1)	The adjustments represent stock-based compensation expense recognized related to awards of stock options, restricted stock or restricted stock units and stock appreciation rights granted under our equity incentive plans and stock purchase rights granted under our employee stock purchase plan.

(2)	The adjustments represent the amortization of purchased technology and other intangibles related to the acquisitions of Steleus, iptelorg and mBalance.

(3)	The adjustment represents consideration payable to Estacado that is contingent upon the continued employment of certain former Estacado employees by Tekelec.

(4)	The adjustment represents an impairment charge as a result of a decline in the estimated fair value as compared to historical cost for one of our investments in privately held companies.

(5)	The adjustment represents the income tax effect of footnotes (1), (2), (3) and (4) in order to reflect our non-GAAP effective tax rate.

(6)	We operate under a thirteen-week calendar quarter. For financial statement presentation purposes, the reporting periods are referred to as ended on the last day of the calendar quarter. The accompanying schedule of Unaudited Impact of Non-GAAP
Adjustments on Net Income is for the twenty-six weeks ended July 3, 2009.

TEKELEC
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
UNAUDITED IMPACT OF NON-GAAP ADJUSTMENTS ON NET INCOME

	Three Months Ended June 30, 2008(7)

	(Thousands, except per share data)

	GAAP			Non-GAAP
	Continuing			Continuing
	Operations	Adjustments		Operations

Revenues	$116,422	$—		$116,422
Cost of sales:
Cost of goods sold	42,392	(330	) (1)	42,062
Amortization of purchased technology	587	(587	) (2)	—

Total cost of sales	42,979	(917)		42,062

Gross profit	73,443	917		74,360

Operating Expenses:
Research and development	26,216	(560	) (1)	25,436
		(220	) (3)
Sales and marketing	18,906	(679	) (1)	18,227
General and administrative	12,948	(1,816	) (1)	11,132
Restructuring and other	293	(289	) (4)	—
		(4	) (1),(4)
Amortization of intangible assets	109	(109	) (2)	—

Total operating expenses	58,472	(3,677)		54,795

Income from operations	14,971	4,594		19,565

Interest and other income, net	526	—		526

Income from continuing operations before provision for income taxes	15,497	4,594		20,091

Provision for income taxes	179	4,213	(5)	4,392

Net income from continuing operations	$15,318	$381		$15,699

Earnings per share:
Basic	$0.23			$0.24
Diluted (6)	0.22			0.23

Weighted average number of shares outstanding:
Basic	65,638			65,638
Diluted (6)	71,953			71,953

(1)	The adjustments represent stock-based compensation expense recognized related to awards of stock options, restricted stock or restricted stock units and stock appreciation rights granted under our equity incentive plans and stock purchase rights granted under our employee stock purchase plan.

(2)	The adjustments represent the amortization of purchased technology and other intangibles related to the acquisitions of Steleus and iptelorg.

(3)	The adjustment represents consideration payable to Estacado that is contingent upon the continued employment of certain former Estacado employees by Tekelec.

(4)	The adjustment represents the elimination of costs incurred during 2008 related to restructuring certain functions in our EAAA region.

(5)	The adjustment represents the income tax effect of excluding second quarter discrete tax benefits totaling $3.7 million related to reversing a valuation allowance on deferred tax assets generated by the loss on sale of SSG. Also included in the adjustment is the income tax effect of footnotes (1), (2), (3) and (4) in order to reflect our Non-GAAP effective tax rate.

(6)	For the three months ended June 30, 2008, the calculations of diluted earnings per share include a potential add-back to net income of $504,000 for assumed after-tax interest cost and 5,522,000 weighted average shares related to our formerly outstanding convertible debt using the “if-converted” method.

(7)	We operate under a thirteen-week calendar quarter. For financial statement presentation purposes, the reporting periods are referred to as ended on the last day of the calendar quarter. The accompanying schedule of Unaudited Impact of Non-GAAP Adjustments on Net Income is for the thirteen weeks ended June 27, 2008.

TEKELEC
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
UNAUDITED IMPACT OF NON-GAAP ADJUSTMENTS ON NET INCOME

	Six Months Ended June 30, 2008(10)

	(Thousands, except per share data)

	GAAP			Non-GAAP
	Continuing			Continuing
	Operations	Adjustments		Operations

Revenues	$234,665	$—		$234,665
Cost of sales:
Cost of goods sold	82,338	(701	) (1)	81,637
Amortization of purchased technology	1,174	(1,174	) (2)	—

Total cost of sales	83,512	(1,875)		81,637

Gross profit	151,153	1,875		153,028

Operating Expenses:
Research and development	50,624	(1,222	) (1)	49,035
		(367	) (3)
Sales and marketing	37,110	(1,426	) (1)	35,684
General and administrative	27,205	(3,384	) (1)	22,921
		(900	) (4)
Acquired in-process research and development	2,690	(2,690	) (5)	—
Restructuring and other	243	(459	) (6)	—
		216	(1),(6)
Amortization of intangible assets	218	(218	) (2)	—

Total operating expenses	118,090	(10,450)		107,640

Income from operations	33,063	12,325		45,388

Interest and other income, net	2,157	—		2,157

Income from continuing operations before provision for income taxes	35,220	12,325		47,545

Provision for income taxes	8,039	5,550	(7)	13,589

Income from continuing operations	27,181	6,775		33,956

Income from discontinued operations, net of taxes	1,618	(1,618	) (8)	—

Net income from continuing operations	$28,799	$5,157		$33,956

Earnings per share from continuing operations:
Basic	$0.41			$0.51
Diluted (9)	0.39			0.48

Earnings per share:
Basic	$0.43			$0.51
Diluted (9)	0.41			0.48

Weighted average number of shares outstanding:
Basic	66,578			66,578
Diluted (9)	73,076			73,076

(1)	The adjustments represent stock-based compensation expense recognized related to awards of stock options, restricted stock or restricted stock units and stock appreciation rights granted under our equity incentive plans and stock purchase rights granted under our employee stock purchase plan.

(2)	The adjustments represent the amortization of purchased technology and other intangibles related to the acquisitions of Steleus and iptelorg.

(3)	The adjustment represents consideration payable to Estacado that is contingent upon the continued employment of certain former Estacado employees by Tekelec.

(4)	The adjustment represents an arbitration award and associated legal fees in favor of our former President and CEO, Fred Lax.

(5)	The adjustment represents acquired in-process research and development related to the Estacado purchase.

(6)	The adjustment represents the elimination of costs incurred during 2008 related to restructuring certain functions in our EAAA region and changes in estimates related to our 2007 realignment activities.

(7)	The adjustment represents the income tax effect of excluding second quarter discrete tax benefits totaling $3.7 million related to reversing a valuation allowance on deferred tax assets generated by the loss on sale of SSG. Also included in the adjustment is the income tax effect of footnotes (1), (2), (3), (4), (5) and (6) in order to reflect our Non-GAAP effective tax rate.

(8)	The adjustment represents the elimination of our discontinued operations.

(9)	For the six months ended June 30, 2008, the calculations of diluted earnings per share include a potential add-back to net income of $1,085,000 for assumed after-tax interest cost and 5,942,000 weighted average shares related to our formerly outstanding convertible debt using the “if-converted” method.

(10)	We operate under a thirteen-week calendar quarter. For financial statement presentation purposes, the reporting periods are referred to as ended on the last day of the calendar quarter. The accompanying schedule of Unaudited Impact of Non-GAAP Adjustments on Net Income is for the twenty-six weeks ended June 27, 2008.